Exhibit 10.25

Date:	October 21, 2019

To:	Joseph Ragan

From:	Steve Kelly

Subject:	Employment Separation Agreement and Release

This Employment Separation Agreement and Release (“Agreement and Release”) confirms our mutual understanding regarding your rights and benefits under the Resideo Technologies, Inc. Severance Plan for Designated Officers (“Officer Severance Plan”) incident to your termination of employment with Resideo Technologies, Inc., its predecessor companies, affiliates, subsidiaries and business units, past and present (“Resideo” or the “Company”).  By signing this Agreement and Release, you hereby acknowledge that these benefits are in full satisfaction of all rights to termination or severance related benefits for which you may have been eligible or may claim to be eligible under any agreement or promise, whether written or oral, express or implied, or any Company sponsored severance plan (including the Officer Severance Plan) or program.

Date of Termination

You have been informed of your termination of employment from the Company.  Accordingly, your last day of work (“Last Day of Active Employment”) will be November 6, 2019.

Severance Pay

Provided you sign and return this Agreement and Release in the form provided to you and do not revoke it (if applicable), you shall receive eighteen (18) months of base salary continuation (“Salary Continuation Period”) following your Last Day of Active Employment.  Your Salary Continuation Period shall extend from November 7, 2019 through May 6, 2021.

These salary continuation payments are hereinafter referred to as “Severance Pay.”  As a general rule, the Company will not begin the payment of your Severance Pay until after you have signed and returned this Agreement and Release in the form provided and have not revoked it (if applicable).  Thus, you may experience an interruption in pay after your Last Day of Active Employment.  In such case, your Severance Pay shall commence when the duly executed Agreement and Release has been returned and any revocation period has expired.  Any arrearages shall be paid retroactively as soon as administratively practicable.  Notwithstanding the foregoing, the Company reserves the right, in its sole discretion, to continue your Severance Pay while you review this Agreement and Release, provided that this Severance Pay shall in no event be construed as a waiver by the Company of the provision in the Officer Severance Plan making benefits contingent on execution of a release of claims in favor of the Company.

It is intended that this Agreement and Release be administered in compliance with section 409A of the Internal Revenue Code of 1986 (the “Code”), including, but not limited to, any future amendments to Code Section 409A, and any other Internal Revenue Service or other governmental rulings or interpretations issued pursuant to Section 409A (together, “Section 409A”) so as not to subject you to payment of interest or any additional tax under Section 409A.  The parties intend for any payments under this paragraph either to satisfy the requirements of Section 409A or to be exempt from the application of Section 409A, and this Agreement and Release shall be construed and interpreted accordingly.  In furtherance thereof, if payment or provision of any amount or benefit hereunder that is subject to Section 409A at the time specified herein would subject such amount or benefit to any additional tax under Section 409A, the payment or provision of such amount or benefit shall be postponed to the earliest commencement date on which the payment or provision of such amount or benefit can be made without incurring such additional tax.  In addition, to the extent that Section 409A or any Internal Revenue Service guidance issued under Section 409A would result in you being subject to the payment of interest or any additional tax under Section 409A, the parties agree, to the extent reasonably possible, to amend this Agreement and Release to avoid the imposition of any such interest or additional tax under Section 409A, which amendment shall minimize any negative economic effect on you and be reasonably determined in good faith by the Company and you.

Provided that you have signed and returned this Agreement and Release in the form provided (and you did not revoke the same, if applicable), in the event of your death after your Last Day of Active Employment, payment of any remaining Severance Pay owing under this Agreement and Release will be made to your estate.

All Severance Pay benefits are subject to federal, state and other applicable taxes and withholdings.

Your Severance Pay and Salary Continuation Period may be reduced to the extent necessary to enable the Company to recover any amounts you owe to the Company (other than properly documented business expenses) including, without limitation, unpaid bills under a Company corporate credit card program.

Additional Consideration

In addition to the benefits to which you are entitled under the Officer Severance Plan, you shall be entitled to the following benefit(s) (“Additional Benefits”), provided you sign and return this Agreement and Release in the form provided to you (and you do not revoke the same, if applicable):

1.

Restricted Units.  Notwithstanding the terms of the 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates, continued vesting of 11,763 of the Restricted Stock Units (“RSUs”) issued to you on October 29, 2018, with 6,721 RSUs vesting on October 29, 2021 and 5,042 RSUs vesting on October 29, 2022;

For the avoidance of doubt, equity awards issued to you on or after December 21, 2018 shall be subject to pro-rated accelerated vesting upon termination as outlined in the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates;

2.

RBP Payment.  Notwithstanding the terms of the Resideo Bonus Plan, you shall receive a pro-rated bonus for the 2019 performance year calculated by:  (i) multiplying your base salary by your target incentive percentage of 90%; and (ii) multiplying the product by a fraction, the numerator being the number of days you were employed during the performance year and the denominator being 365; and (iii) multiplying that product by the sum of total payout percentage for financial components plus 10% to represent individual performance; and

3.

Relocation Benefit.  If within six months of your Last Day of Active Employment, you relocate back to the metropolitan area where you resided prior to Austin, Texas, the Company will, provided you utilize the company’s vendor SIRVA, reimburse you for (i) the cost of real estate commission fees arising out of the sale of your house in Austin and (ii) the cost of shipment of your household goods.  Such reimbursements will be considered taxable income and you will be responsible for payment of taxes.

Consideration for the Release

The Severance Pay and Additional Benefits (the “Consideration”) are something of value that will be available to you only in return for your signed Agreement and Release in the form provided to you (and you do not revoke the same, if applicable).  If you choose not to sign this Agreement and Release in the form provided to you, you will not be entitled to the Consideration.

Contingencies

In order to receive the Consideration under this Agreement and Release, you must sign this Agreement and Release in the form provided no earlier than November 6, 2019 and no later than November 14, 2019, and return it to Steve Kelly at 901 E. 6th Street, Austin, TX 78702, within five (5) business days of the date on which you signed it.

In the event that before the end of your Salary Continuation Period you (i) accept a position with the Company as an employee, or (ii) return to work at Resideo as a leased employee, contingent worker, consultant or independent contractor, all Consideration under this Agreement and Release will terminate as of the date your reemployment or assignment with the Company commences.  In such event, all Consideration paid to you before your reemployment or assignment with the Company commences shall be considered to be valuable legal consideration to which you were not otherwise entitled and the Release of Claims and Confidentiality provisions of this Agreement and Release shall remain in effect and fully enforceable.

If you materially breach of any of the terms of this Agreement and Release (including any intellectual property or noncompetition agreements to which you may be subject, and which are hereby incorporated by reference ), you (a) shall forfeit all right to future benefits under this Agreement and Release; (b) must repay all benefits previously received pursuant to this Agreement and Release upon the Company’s demand; and (c) must pay reasonable attorneys’ fees and all other costs incurred as a result of your breach.  However, ten percent (10%) of the cash severance benefits received will be exempt from this repayment provision and will constitute consideration for the Release of Claims set forth below.  Provided, however, this subparagraph shall not be applicable to challenges to the validity of this Agreement and Release under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, nor will the Company seek any damages of any sort against you for having made such a challenge.

Release of Claims

In exchange for the Consideration, you do hereby waive and do hereby release, knowingly and willingly, Resideo Technologies, Inc., its future parent corporations, its predecessor companies, its past, present and future divisions, subsidiaries, affiliates and related companies and their successors and assigns and all past, present and future directors, officers, employees and agents of these entities, personally and as directors, officers, employees and agents (collectively the “Resideo Group”), from any and all claims of any nature whatsoever you have arising out of your employment and/or the termination of your employment with the Resideo Group, known or unknown, including but not limited to any claims you may have under federal, state, local or non-U.S. employment, labor, or anti-discrimination laws, statutes and case law and specifically claims arising under the federal Age Discrimination in Employment Act of 1967, the Civil Rights Acts of 1866 and 1964, the Americans with Disabilities Act of 1990, Executive Order 11246, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family and Medical Leave Act of 1993, the Rehabilitation Act of 1973, the Fair Labor Standards Act, the Labor-Management Relations Act, the Equal Pay Act of 1963, the Fair Credit Reporting Act, the Pregnancy Discrimination Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Occupational Safety and Health Act, the Worker Adjustment Retraining and Notification Act (all such statutes, as amended), the Texas Employment Discrimination Law,  the Texas Disability Discrimination Law, the Texas Commission on Human Rights Act, the Texas Law on Communicable Diseases, the Texas Constitution, Texas common law, and any and all other applicable state, county or local statutes, ordinances or regulations, including claims for attorneys’ fees; provided, however, that this release does not apply to claims under ERISA Section 502(a)(1)(B) for benefits under Resideo Group sponsored benefit plans covered under ERISA (other than claims for severance and severance related benefits), does not apply to claims arising out of obligations expressly undertaken in this Agreement and Release, does not apply to claims for government-provided unemployment benefits or workers compensation benefits (although you hereby warrant that you have fully disclosed and reported to the Company any and all work-related injuries), does not apply to claims that cannot be waived as a matter of law, and does not apply to claims arising out of any act or omission occurring after the date you sign this Agreement and Release.  All claims, including contingent claims, for incentive compensation awards under any Resideo Group plan or payroll practice, along with any claims under any state wage and hour laws, are specifically subject to this release of claims.  Any rights to benefits (other than severance benefits) under Resideo Group sponsored benefit plans are governed exclusively by the written plan documents.

Notwithstanding the foregoing, nothing in this Agreement and Release (or any exhibit or attachment thereto) is intended to or shall be construed to prevent you from (i) filing an administrative charge or otherwise communicating with or reporting possible violations of law to any federal, state or local government office, official or agency; or (ii) reporting any accounting, internal accounting control, or auditing matter to any federal regulatory agency, any federal law enforcement agency, any Member of Congress or any committee or subcommittee of Congress; and (iii) engaging in any activity protected by the Sarbanes-Oxley Act (18 U.S.C. § 1514A) or the National Labor Relations Act.

By virtue of the foregoing, you agree that you have waived any damages and other relief available to you (including, without limitation, monetary damages, equitable relief and reinstatement) with respect to any claim or cause of action released in this Release of Claims section.  Therefore, you agree that you will not accept any award or settlement from any source or proceeding (including, but not limited to, any proceeding brought by any other person or by any governmental agency) with respect to any claim or right waived in this Agreement and Release.

You acknowledge and understand that you have accepted the Consideration referenced in this Agreement and Release in full satisfaction of all claims and obligations of the Resideo Group to you regarding any matter or incident up to the date you execute this Agreement and Release (except to the extent expressly excepted from the terms of this Agreement and Release) and you affirmatively intend to be legally bound thereby.

You hereby agree and acknowledge that you are not entitled to receive any additional payments or benefits from the Resideo Group related to your employment or termination of employment other than as expressly provided herein.

You hereby represent and warrant that, under the federal Fair Labor Standards Act and/or any state or local counterpart (collectively, “FLSA”), you (i) were properly classified as either exempt or nonexempt from overtime (i.e., as either ineligible or eligible to receive overtime), (ii) have been fully paid for all hours worked for the Company, and (iii) do not claim that the Company violated or denied any wage and hour rights under the FLSA.

Claims Warranties

You represent and warrant that you are not aware of any facts that would establish, tend to establish or in any way support an allegation that any member of the Resideo Group has engaged in conduct that you believe could violate (1) any provision of federal law relating to fraud (including but not limited to the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and/or any state or local counterpart); (2) any rule or regulation of the Securities and Exchange Commission; (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by the Company or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state or local law.

Cooperation and Nondisclosure

In further exchange for the Consideration you receive under this Agreement and Release, you agree to cooperate fully with the Company in any matters that have given or may give rise to a legal claim against the Company, and of which you are knowledgeable as a result of your employment with the Company.  This requires you, without limitation, to (i) make yourself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for your out of pocket costs, (ii) maintain the confidentiality of all Company privileged information including, without limitation, attorney-client privileged communications and attorney work product, unless disclosure is expressly authorized by the Company’s Law Department, and (iii) notify the Company promptly of any requests to you for information from any third party (excluding government entities), related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting a representative of the Company to be present during any communication of such information.

Nothing in this Agreement and Release prohibits you from reporting possible violations of federal law or regulation to any governmental agency or entity including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  You do not need the prior authorization of the Law Department to make any such reports or disclosures and you are not required to notify the Company that you have made such reports or disclosures.

Non-Disparagement

At no time on or after the date hereof will you make any statement, publicly or privately (other than to your spouse and legal advisors), which would be disparaging (as defined below) to the Resideo Group, businesses, management, products, customers, strategies, prospects, image, tradecraft, practices, office environment, culture, condition, or reputation or that of directors, employees, officers or members; provided, however, that nothing contained in any provision of this Agreement and Release shall preclude you from making any statement in good faith which is required by any applicable law or regulation or the order of a court or other governmental body or initiating or cooperating with any official government investigation.

Resideo typically does not provide references.  Rather, Resideo will typically confirm dates of employment and last job title only, except if required by applicable law, regulation or court order otherwise.

For purposes of this Agreement and Release, the term “disparaging” shall mean any statement or representation (whether oral or written and whether true or untrue) that, directly or by implication, tends to create a negative, adverse or derogatory impression about the subject of the statement or representation or that is intended to harm the reputation of the subject of the statement or representation.  For the avoidance of doubt, you agree that you will not write or contribute to a book, article or other media publication, whether in written or electronic format, that is in any way descriptive of the Resideo Group or your career with the Company without submitting a draft thereof, at least thirty (30) days in advance, to the Company’s Executive Vice President and General Counsel, whose judgment about whether such book, article or other media publication is disparaging shall be determinative.

Indemnification

Resideo will indemnify you, to the extent permitted by law and Resideo’s certificate of incorporation and by-laws, for personal acts and omissions committed in the exercise of your duties as an officer of the Company.  Consistent with this obligation, the Company will advance indemnification expenses on your behalf, provided you sign an undertaking to repay all such amounts if it shall be ultimately determined by final judicial decision that you are not entitled to indemnification.

Confidentiality

You agree not to disclose or cause any other person to disclose to third parties, including employees of the Company, the terms of this Agreement and Release; provided, however, that you have the right to disclose the terms of this Agreement and Release to your spouse, your financial/tax advisor, your attorney, and in response to a governmental inquiry, including a governmental tax audit or a judicial subpoena, or as otherwise required by law.  If you disclose the terms of this Agreement and Release to any of the foregoing, you agree to instruct such persons to maintain the confidentiality thereof.  You understand that your breach of this confidentiality provision shall excuse the Company from performing further under this Agreement and Release.  You agree that neither this Agreement and Release nor any version of this Agreement and Release shall be admissible in any forum as evidence against the Company or you except in a proceeding to challenge or enforce this Agreement and Release.  This Agreement and Release does not constitute an admission of wrongdoing by either party.

Non-Compete, Non-Solicitation and IP Agreements

You acknowledge and agree that any agreements signed by you relating to intellectual property and confidential information acquired by you as a result of your employment with the Company remain in full force and effect and place legal obligations upon you that continue beyond your employment with the Company.  In further exchange for the Consideration you receive under this Agreement and Release, you agree to abide by the confidentiality, non-solicitation and intellectual property covenants set forth in Exhibit B attached hereto with respect to knowledge acquired during your employment with the Company.  You hereby agree that the covenants appearing at Exhibit B are a material part of this Agreement and Release.  Notwithstanding the foregoing, Exhibit B shall not apply with respect to any individual who is practicing law on behalf of the Company.

You may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney if such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law or for pursuing an anti-retaliation lawsuit; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and you do not disclose the trade secret except pursuant to a court order.

Severability; Entire Agreement; No Oral Modifications; No Waivers

Should any of the provisions of this Agreement and Release (other than the Release of Claims provision) be determined to be invalid by a court of competent jurisdiction, the parties agree that this shall not affect the enforceability of the other provisions of the Agreement and Release.  In such case, the parties shall renegotiate the invalidated provision(s) in good faith to effectuate its/their purpose and to conform the provision(s) to applicable law.  This Agreement and Release and any Company agreement(s) you have signed relating to noncompetition, intellectual property and confidential information constitute a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.  This Agreement and Release may be amended or modified only by an agreement in writing.  The failure by the Company to declare a breach or otherwise to assert its rights under this Agreement and Release shall not be construed as a waiver of any right the Company has under this Agreement and Release.

This Agreement and Release may be executed in counterparts by electronic means (including scanning, photocopying and facsimile), all of which taken together shall constitute an instrument enforceable and binding upon the parties.  In addition, the use of scanned or facsimile signatures for the execution of this Agreement and Release shall be legal and binding and shall have the same full force and effect as if originally signed.

Return of Company Property

You hereby covenant that you have returned, or will return no later than your Last Day of Active Employment, all Company property, including all electronic devices, documents and electronic data.

Clawback Rights

You hereby acknowledge and agree that, notwithstanding any other provision of this Agreement and Release to the contrary, no contractual provision or legal requirement relating to recoupment or clawback by the Company of any amount in the nature of compensation shall be affected by your separation of employment or the payments contemplated hereby, and all such provisions and requirements shall remain in effect and enforceable in accordance with their terms after the date hereof.

Choice of Law

This Agreement and Release shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws.  You hereby consent to the exclusive jurisdiction and venue in the federal courts of the State of New York for the resolution of all disputes arising under, or relating to, this Agreement and Release.

Acknowledgments and Certifications

You acknowledge and certify that you:

(a)	have read and understand all of the terms of this Agreement and Release and do not rely on any representation or statement, written or oral, not set forth in this Agreement and Release;

(b)	are signing this Agreement and Release knowingly and voluntarily;

(c)	have been advised to consult with an attorney before signing this Agreement and Release;

(d)

have the right to consider the terms of this Agreement and Release for at least 21 days and if you take fewer than 21 days to review this Agreement and Release, you hereby waive any and all rights to the balance of the 21 day review period; and

(e)

have the right to revoke this Agreement and Release within 7 days after signing it, by providing written notice of revocation to your Human Resources representative.  If you revoke this Agreement and Release during this 7-day period, it becomes null and void in its entirety.

THIS IS A LEGALLY ENFORCEABLE DOCUMENT.

RESIDEO TECHNOLOGIES, INC.

/s/ Joseph Ragan		By:	/s/ Steve Kelly
Joseph Ragan			Steve Kelly
Chief Human Resources Officer

Dated:	November 6, 2019	Dated:	November 6, 2019

EXHIBIT A

RESIDEO TECHNOLOGIES, INC.

Agreement Relating to Resideo’s Trade Secrets,

Proprietary and Confidential Information

In consideration of the receipt of my Severance Benefits, I understand and agree that:

1.

Records of Inventions.  I have kept complete and current written records of all Inventions I Made during the period of time I was employed by Resideo and promptly disclosed all such Inventions in writing to Resideo for the purpose of adequately determining Resideo’s rights in each such Invention.  I have supplemented or will supplement any such disclosures to the extent Resideo may request that I do so.  If I have any doubt as to whether or not to disclose an Invention to Resideo, I will disclose it.

2.

Disclosure of Inventions after Termination.  I will promptly and completely disclose in writing to Resideo’s Law Department all Inventions which I Make during the one year immediately following the end of my employment by Resideo which relate either to my work assignment at Resideo or to Resideo’s Trade Secrets, Proprietary and Confidential Information for the purpose of determining Resideo’s rights in each such Invention before filing any application for patents on such Inventions.  I will not file any patent application relating to any such Invention without the prior written consent of Resideo’s Law Department.  If I do not prove that I Made the Invention entirely after leaving Resideo’s employment, the Invention is presumed to have been Made during the period of time I was employed by Resideo.  I acknowledge that the conditions of this paragraph are no greater than is necessary for protecting Resideo’s interests in Resideo’s Trade Secrets, Proprietary and Confidential Information and in Inventions to which it is rightfully entitled.

3.

Ownership of Inventions.  Each and every Invention I Made during the period of time I was employed by Resideo (a) which relates directly to the business of Resideo or to Resideo’s actual or demonstrably anticipated research or development, or (b) which results from any work I perform for Resideo is the sole and exclusive property of Resideo, and I agree to assign and hereby assign my entire right, title and interest in each such Invention to Resideo.  Each Invention I Made during the period of time I was employed by Resideo for which no equipment, supplies, facilities or Resideo Trade Secrets, Proprietary or Confidential Information was used and which was developed entirely on my own time is my property, unless (a) the Invention relates directly to the business of Resideo or to Resideo’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by me for Resideo.  If I assert any property right in an Invention I Made during the period of time I was employed by Resideo, I will promptly notify Resideo’s Law Department in writing.

4.

Cooperation with Resideo.  I will assist and fully cooperate with Resideo in obtaining, maintaining, and asserting the fullest measure of legal protection, which Resideo elects to obtain, maintain or assert for Inventions in which it has a property right.  I will also assist and fully cooperate with Resideo in defending Resideo against claims of violation of the intellectual property rights of others.  I will be paid my reasonable expenses in assisting, and cooperating with, Resideo.  I will execute any lawful document Resideo requests me to execute relating to obtaining, maintaining, or asserting legal protection for any said Invention or in defending against claims of the violation of the intellectual property rights of others (including, but not limited to, executing applications, assignments, oaths, declarations, and affidavits) and I will make myself available for interviews, depositions and testimony.  In the event that Resideo is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any other reason whatsoever, I hereby irrevocably designate and appoint Resideo and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any such application or applications, and to do all other lawfully-permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by me.

5.

Resideo’s Trade Secrets, Proprietary and Confidential Information.  I will never, directly or indirectly, during or after my employment with Resideo misappropriate, use or disclose Resideo’s Trade Secrets, Proprietary and Confidential Information except in furthering Resideo’s business nor will I disclose or disseminate at any time Resideo’s Trade Secrets, Proprietary and Confidential Information to anyone who is not an officer, director, employee, attorney or authorized agent of Resideo without the prior written consent of Resideo’s Law Department unless the specific item of Resideo’s Trade Secrets, Proprietary and Confidential Information: (a) is now in, or hereafter, (through no breach of this agreement) becomes general public knowledge, or (b) prior to my disclosure, dissemination or use, was lawfully acquired by me without any obligation to retain the information in confidence.  In this connection, I will not publish any of Resideo’s Trade Secrets, Proprietary and Confidential Information for dissemination outside Resideo or file any patent application relating to any Invention I Make during the period of time I am employed by Resideo without the prior written approval of Resideo’s Law Department.  I will execute any agreement relating to the protection of Resideo’s Trade Secrets, Proprietary and Confidential Information or such information of any third party whose intellectual property Resideo is under a legal obligation to protect if Resideo requests that I do so.  I will not engage without the prior written consent of Resideo’s Law Department, either during the period of time I am employed by Resideo or for a period of two years following my Termination of Employment for any reason, in any activity or employment in the faithful performance of which it could be reasonably anticipated that I would use or disclose Resideo’s Trade Secrets, Proprietary and Confidential Information.  All documents and tangible things embodying or containing Resideo’s Trade Secrets, Proprietary and Confidential Information are Resideo’s exclusive property.  I have access to them solely for performing the duties of my employment by Resideo.  I will protect the confidentiality of their content and comply with all security policies and procedures, which may, from time to time, be established by Resideo.  I will return all of them and all copies, facsimiles and specimens of them and any other tangible forms of Resideo’s Trade Secrets, Proprietary and Confidential Information in my possession, custody or control to Resideo before leaving the employment of Resideo.

I understand that I have the right to use or practice any skill or expertise generally associated with my employment but not special or unique to Resideo, but that I do not have the right to use, practice or disclose Resideo’s Trade Secrets, Proprietary and Confidential Information for my own benefit or for the benefit of any third party.

I understand that I may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney if such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law or for pursuing an anti-retaliation lawsuit; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and I do not disclose the trade secret except pursuant to a court order.

6.

Trade Secrets, Proprietary or Confidential Information from Previous Employment.   I certify that I have not, and will not, disclose or use during my employment by Resideo, any trade secrets, proprietary or confidential information which I acquired as a result of any previous employment or under a contractual obligation of confidentiality before my employment by Resideo.  I understand that Resideo has no interest in and will not accept disclosure by me of any trade secrets, proprietary or confidential information, which belongs to a third party.  If I was ever placed in a position where I would be required or was given an assignment that would require me to use, directly or indirectly, any trade secrets, proprietary or confidential information of any person, previous employer or any third party, I promptly informed Resideo’s Law Department and my supervisor before I undertook any activity that would involve the use or disclosure of such information or present the appearance to any such third party that I hade used or disclosed such information.  If I failed to do so, Resideo may elect not to indemnify me in the event of litigation and may take such other actions, as it deems appropriate, up to and including termination of my employment.

7.

Nonsolicitation of Resideo Employees.  I acknowledge that Resideo has invested, and will continue to invest, significant time and money to recruit and retain its employees.  Therefore, recognizing that in the course of my employment I have obtained valuable information about Resideo employees, their respective talents and areas of expertise, I agree that, during my employment and for a period of two years following my Termination of Employment from Resideo for any reason, I will not directly or indirectly, for my own account or for others, (i) solicit (or assist another in soliciting) for employment or for the performance of services, (ii) offer or cause to be offered employment or other service engagement, or (iii) participate in any manner in the employment or hiring for services of any current or former Resideo employee with whom I had contact or of whom I became aware in my last two years of Resideo employment, unless it has been more than 12 months since that individual left Resideo. Nor will I, for my own account or for others, in any way induce or attempt to induce such individual to leave the employment of Resideo.

8.

Nonsolicitation of Resideo Customers, Suppliers, Business Partners and Vendors.  I acknowledge that Resideo has invested and will continue to invest significant time and money to develop valuable, continuing relationships with existing and prospective clients and customers of Resideo.  Therefore, recognizing that in the course of my employment I have obtained  and/or will obtain valuable information about Resideo customers, suppliers, business partners, and/or vendors, and their requirements, I agree that during my employment and for a period of two years following my Termination of Employment from Resideo for any reason, I will not directly or indirectly, for my own account or for others, solicit or assist others in soliciting or attempt to solicit (or assist others in attempting to solicit), (i) any existing clients, customers, suppliers, business partners, and/or vendors of Resideo with whom I had contact, or of whom I became aware while employed by Resideo during the two-year period prior to my Termination of Employment, or (ii) any prospective clients, customers, suppliers, business partners, and/or vendors of Resideo with whom I had contact and with whom Resideo took significant steps to do business during the two-year period prior to my Termination of Employment, for the purpose or effect of inducing such existing or prospective clients, customers, suppliers, business partners, and/or vendors to cease doing business or reduce their business with Resideo or to purchase, lease or utilize products or services that are competitive with, similar to, or that may be used as substitutes for any products or services offered by Resideo.

9.

Notice to Future Employers.  For the period of two years immediately following the end of my employment by Resideo, I will inform each new employer, prior to accepting employment, of the existence of this agreement and provide that employer with a copy of it.  Resideo has the right to inform any future employer of the existence of this agreement and to provide any future employers with a copy of it.

10.

Copyright.  As to all works prepared by me which are: (i) within the scope of my employment, or (ii) based upon information I acquired from Resideo which is not normally made available to the public, or (iii) commissioned by Resideo, but not within my scope of employment, I hereby agree to:

(a)	Submit to Resideo’s Law Department and to my supervisor for approval for publication or oral dissemination;

(b)	Assign all right, title and interest in and to the copyright in all such works to Resideo; and

(c)	Waive any claim of moral rights, author’s rights, droit moral, or any equivalent rights to the extent necessary or permitted by law.

I hereby release and allow Resideo to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of me made in the course of my employment.

12.

Acknowledgement of Receipt.  I acknowledge that I have received a copy of this agreement prior to accepting Severance Benefits from Resideo and that execution of this agreement was an express condition of my receipt of Severance Benefits.

13.

Effectiveness of Agreement.  I acknowledge that the provisions of this agreement are in addition to, and in no way intended to limit, restrict or narrow any prior or existing agreement with Resideo.  This agreement does not replace or supersede any prior or existing employment or other agreement with Resideo, but rather, shall be read in conjunction with such prior or existing agreements and shall be interpreted in a manner to provide Resideo the maximum protection and the most effective and complete assignment of inventions provided by all agreements I have with Resideo.  The terms of this agreement are to be read consistent with the terms of any other intellectual property, trade secret or confidentiality agreements that I have executed with Resideo; provided, however, to the extent there is a conflict between/among such agreements, such agreements shall be read in concert and construed as providing the broadest possible protections to Resideo, even if such construction would require provisions of more than one such agreement to be given effect. This agreement shall be deemed effective as of the first day of my employment by Resideo and shall continue throughout the entire period of time I am employed by Resideo and my obligations will continue after, and survive, the end of my employment by Resideo.

14.	Identity of Future Employer. If reasonably requested by Resideo, I shall advise Resideo of the name and address of my intended future employer.

15.

Remedies.  I acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that Resideo shall be entitled to injunctive relief in case of any such breach or threatened breach. In the event that a court determines that I have breached or threatened to breach this agreement, I agree to reimburse Resideo for all attorneys’ fees and costs incurred in enforcing the terms of the agreement. However, nothing contained herein shall be construed as prohibiting Resideo from pursuing any other remedies available for any such breach or threatened breach against me or my then-current employer which may also include but not be limited to contract damages, lost profits and punitive damages.

16.

Successors; Binding Agreement.  This agreement binds my heirs, executors, administrators, legal representatives and assigns and inures to the benefit of Resideo and its successors and assigns.  Only a written amendment executed by both Resideo and me can modify this agreement.

17.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

18.

Validity.  It is the desire and intent of the parties hereto that the provisions of this agreement shall be enforced to the fullest extent legally-permissible.  Accordingly, if any particular provision(s) of this agreement shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made.  In addition, if any one or more of the provisions contained in this agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.  The remaining provisions of this agreement shall remain in full force and effect.

19.	Definitions

(a)

“Resideo” collectively identifies Resideo Technologies, Inc. (a Delaware corporation having a place of business at Corporate Center Drive, Melville, Suffolk County, New York), its predecessors, designees and successors and its past, present and future operating companies, divisions, subsidiaries, affiliates and other business units, including businesses acquired by purchase of stock, merger or otherwise.

(b)

“Trade Secrets, Proprietary and Confidential Information” means information which is not generally known in the industry in which Resideo is engaged, which may be disclosed to me or which I may learn, observe, discover or otherwise acquire during, or as a result of, my employment by Resideo and which includes, without limitation, any information, whether patentable, patented or not, relating to any existing or contemplated products, inventions, services, technology, ideas, concepts, designs, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, methods, techniques, and including information relating to any research, development, manufacture, purchasing, engineering, know-how, business plans, sales or market methods, methods of doing business, customer lists, customer usages or requirements, or supplier information, which is owned or licensed by Resideo or held by Resideo in confidence.

(c)

“Invention” includes not only inventions (including, but not limited to, copyright works, trademarks, domain names, URLs, keywords, social media account or identification names, business networking/media account or identification names and mask works), but also innovations, improvements, discoveries, ideas and all other forms of intellectual property (including, but not limited to, copyright works and mask works) – whether or not any of the foregoing constitutes trade secret or other confidential information.

(d)

“Make” or “Made” when used in relation to Invention includes any one or any combination of (i) conception, (ii) reduction to practice, or (iii) development of an Invention and is without regard to whether I am a sole or joint inventor.

(e)

“Termination of Employment” shall be defined as any separation from employment with Resideo regardless of the reason, including any and all voluntary and involuntary reasons for termination. The termination date for purposes of this Agreement shall be the last day I actively perform services for Resideo.

(f)	“Solicit” or “soliciting” includes contacting, communicating with, marketing to, engaging or otherwise interacting with (whether initiated by me or not).

20.	Headings Descriptive. The headings of the several paragraphs of this agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this agreement.